UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

Stanley Furniture Company, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-14938	54-1272589
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1641 Fairystone Park Highway Stanleytown, Virginia	24168
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (276) 627-2000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 29, 2010, Stanley Furniture Company (the “Company”) sold its Stanleytown, Virginia facility for $2.4 million. In connection with the transaction, the Company agreed to lease back a portion of the Stanleytown facility consisting of 952,667 square feet for a five year term with monthly rent payments of $40,000. The lease is a triple net lease with the Company responsible for taxes, insurance and maintenance for the leased portion of the property.

In addition, on December 29, 2010, the Company sold its Martinsville, Virginia facility for $2.5 million. In connection with the transaction, the Company agreed to lease back the Martinsville facility on a rent free basis for an initial one-year term, with a renewal option to rent for a second year. The lease is a triple net lease with the Company responsible for taxes, insurance and maintenance for the leased property.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: January 4, 2011

By: /s/Douglas I. Payne
Douglas I. Payne
Executive Vice President – Finance and Administration